                                   Law Offices
                           Drinker Biddle & Reath LLP
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                                  Telex: 834684
                               Fax: (215) 988-2757

                                  August 6, 1997



The Arch Fund, Inc.
3435 Stelzer Road
Columbia, OH  43219-3035

Arrow Funds
19th Floor
1001 Liberty Avenue
Federated Investors Towers
Pittsburgh, PA  15222-3779

                  Re:  Agreement and Plan of Reorganization
                       by and between Arrow Funds and The Arch Fund, Inc.


Dear Sirs and Mesdames:

                  We have been asked to give our opinion, in accordance with the above proposed Agreement and Plan of Reorganization (the "Plan"), by and between Arrow Funds ("Arrow") and the Arch Fund, Inc. ("Arch"), as to certain Federal income tax consequences of the transactions contemplated in the Plan.

Background

                  Arrow consists of three investment portfolios: Fixed Income Portfolio, Municipal Income Portfolio and Equity Portfolio (individually, a "Transferor Fund" and collectively, the "Transferor Funds"). Among Arch's portfolios are two existing investment portfolios, the Government & Corporate Bond Portfolio and the National Municipal Bond Portfolio, and one newly-organized portfolio, the Growth Equity Portfolio (individually, a "Surviving Fund" and collectively, the "Surviving Funds"). Arrow
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The Arch Fund, Inc.
Arrow Funds
August 6, 1997
Page 2


and Arch are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended.

                  At the Closing (as defined in the Plan), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to a corresponding Surviving Fund in exchange for shares of the Surviving Fund. Arch will then distribute the shares of each Surviving Fund to the shareholders of the corresponding Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Funds will be terminated. All of the above steps constitute the "Transactions." After the Transactions, each Surviving Fund will continue the investment operations of the corresponding Transferor Fund.

                  For purposes of this opinion, we have relied on certain written representations of officers of Arrow and Arch, copies of which are attached hereto, and have assumed such representations to be true. We have also assumed that the Plan substantially in the form included as an exhibit in the Combined Proxy Statement/Prospectus ("Proxy Statement"), a draft of which is part of the Registration Statement (the "Registration Statement") being filed this day with the SEC on Form N-14, will be duly authorized by the parties and approved by the shareholders of each Transferor Fund, and the appropriate documents will be filed with the appropriate government agencies.



Conclusions

                  Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Proxy Statement and the Plan), it is our opinion for Federal income tax purposes that:
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The Arch Fund, Inc.
Arrow Funds
August 6, 1997
Page 3


                  (i) the transfer by each Transferor Fund of all of its assets and liabilities to the corresponding Surviving Fund in exchange for shares of the corresponding Surviving Fund, and the distribution of said shares to the shareholders of the Transferor Fund, as provided in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C), 368(a)(1)(D) or 368(a)(1)(F) of the Code, and each such Fund will be "a party to the reorganization" within the meaning of section 368(b) of the Code;

                  (ii) in accordance with sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by any Transferor Fund as a result of the Transactions;

                  (iii) in accordance with section 1032(a) of the Code, no gain or loss will be recognized by any Surviving Fund as a result of the Transactions;

                  (iv) in accordance with section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of any Transferor Fund on the distribution to them by the Transferor Fund of shares of the Surviving Fund in exchange for their shares of the Transferor Fund;

                  (v) in accordance with section 358(a)(1) of the Code, the aggregate basis of the shares of the Surviving Fund received by each shareholder of a Transferor Fund will be the same as the aggregate basis of the shareholder's Transferor Fund shares exchanged therefor in the Transactions;

                  (vi) in accordance with section 362(b) of the Code, the basis of the assets received by each Surviving Fund in the Transactions will be the same as the basis of such assets in the hands of the corresponding Transferor Fund immediately before the Transactions;

                  (vii) in accordance with section 1223(1) of the Code, a Transferor Fund shareholder's holding period for shares of the Surviving Fund will be determined by including the period for which the shareholder held the shares of the Transferor Fund exchanged therefor, provided that the shareholder held such shares of the Transferor Fund as a capital asset;
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The Arch Fund, Inc.
Arrow Funds
August 6, 1997
Page 4


                  (viii) in accordance with section 1223(2) of the Code, the holding period of each Surviving Fund with respect to the assets acquired in the Transactions will include the period for which such assets were held by the corresponding Transferor Fund; and

                  (ix) in accordance with section 381(a) of the Code, each Surviving Fund will succeed to the tax attributes of the corresponding Transferor Fund described in section 381(c) of the Code.

                  This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect.

                  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Proxy Statement. We also consent to the references to our firm under the caption "Information Relating to the Proposed Reorganization -- Federal Income Tax Consequences" in the Proxy Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to such references to our firm we have not certified any part of the Registration Statement and do not otherwise come
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The Arch Fund, Inc.
Arrow Funds
August 6, 1997
Page 5

within the categories of persons whose consent is required under section 7 or under the rules and regulations of the SEC issued thereunder.

                                          Very truly yours,



                                          /s/ DRINKER BIDDLE & REATH LLP

SDDH:EMM:JGV
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                               THE ARCH FUND, INC.
                                3435 Stelzer Road
                             Columbus, OH 43219-3035


                                     August 6, 1997


Drinker Biddle & Reath LLP
1345 Chestnut Street
Philadelphia, PA  19107

         Re: Agreement and Plan of Reorganization by and between Arrow Funds and The Arch Fund, Inc.


Gentlemen:

                  Arrow Funds ("Arrow") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of three investment portfolios of Arrow Funds ("Arrow") (the "Transferor Funds") into two existing investment portfolios and one newly created investment portfolio of The Arch Fund, Inc. ("Arch") (the "Surviving Funds") pursuant to the Agreement and Plan of Reorganization (the "Plan") by and among Arch and Arrow. At the Effective Time of the Reorganization (as defined in the Plan), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to a corresponding Surviving Fund in exchange for shares of the Surviving Fund. Arch will then distribute the shares of each Surviving Fund to the shareholders of the corresponding Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Funds will be terminated. All of the above steps constitute the "Transactions." After the Transactions, each Surviving Fund will continue the investment operations of the corresponding Transferor Fund. To enable you to render such opinion, we are furnishing the following representations:

                  1. Each of the two previously existing investment portfolios, Government & Corporate Bond Portfolio and National Municipal Bond Portfolio, qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code"), for its most recently ended fiscal year and will so qualify for its current fiscal year. The newly created investment portfolio, Growth Equity Portfolio, will qualify as a regulated investment company under Part I of Subchapter M of Subtitle A of Chapter 1 of the Code.

                  2. Following the Transactions, each Surviving Fund will continue the historic business of the corresponding
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Transferor Fund or will use a significant portion of the Transferor Fund's historic business assets in a business.

                  3. At the time of the Transactions, no Surviving Fund will have any plan or intention to reacquire any of its shares issued in the Transactions, except in the ordinary course of business.

                  4. At the time of the Transactions, no Surviving Fund will have any plan or intention to sell or otherwise to dispose of any of the assets of the corresponding Transferor Fund acquired in the Transactions, except for dispositions made in the ordinary course of business.

                  5. There is and will be no intercorporate indebtedness between any Surviving Fund and its corresponding Transferor Fund that was issued, acquired or will be settled at a discount.

                  6. No Surviving Fund owns, will own or has owned during the past five years, directly or indirectly, any stock of the corresponding Transferor Fund.

                  7. The Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus (the "Proxy Statement"), a draft of which is part of the Registration Statement (the "Registration Statement") being filed this day with the SEC.

                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                                  Very truly yours,



                                                  THE ARCH FUND, INC.


                                                  By: /s/ David Bunstine
                                                      ------------------
                                                  Title: Assistant Secretary

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                                   ARROW FUNDS
                                   19th Floor
                               1001 Liberty Avenue
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779


                                     August 6, 1997


Drinker Biddle & Reath LLP
1345 Chestnut Street
Philadelphia, PA  19107

         Re: Proposed Agreement and Plan of Reorganization by and between Arrow Funds and The Arch Fund, Inc.


Gentlemen:

                  The Arch Fund, Inc. ("Arch") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of three investment portfolios of Arrow Funds ("Arrow") (the "Transferor Funds") into two existing investment portfolios and one newly created Arch investment portfolio (the "Surviving Funds") pursuant to the above-referenced Agreement and Plan of Reorganization (the "Plan") by and among Arch and Arrow. At the Closing (as defined in the Plan), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to a corresponding Surviving Fund in exchange for shares of the Surviving Fund. Arch will then distribute the shares of each Surviving Fund to the shareholders of the corresponding Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Funds will be terminated. All of the above steps constitute the "Transactions." After the Transactions, each Surviving Fund will continue the investment operations of the corresponding Transferor Fund. To enable you to render such opinion, we are furnishing the following representations:

                  1. Each of the Transferor Funds qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code"), for its most recently ended fiscal year and will so qualify for its current fiscal year.

                  2. Each Transferor Fund will transfer to the corresponding Surviving Fund assets consisting of at least 90% of the fair market value of the Transferor Fund's net assets and at least 70% of the fair market value of its gross assets immediately prior to the Transactions. For purposes of this
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assumption, all of the following shall be considered as assets of such
Transferor Fund held immediately prior to the Transactions: (a) amounts used by the Transferor Fund to pay its expenses in connection with the Transactions and
(b) all amounts used to make redemptions of or distributions on such Transferor Fund's shares (except for redemptions in the ordinary course of its business, as required by section 22(e) of the Investment Company Act of 1940, as amended, pursuant to a demand for redemption by a shareholder of the Transferor Fund, and distributions of net investment income and net capital gains, other than net capital gains resulting from sales of assets for the purpose of satisfying investment objectives of the Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund).

                  3. Each Transferor Fund, as promptly as practicable, will distribute the Surviving Fund shares received in the Transactions to its shareholders in complete liquidation of the Transferor Fund and, having made such distributions, will take all necessary steps to terminate its existence.

                  4. Prior to the Transactions, each Transferor Fund will continue its historic business within the meaning of Treasury Regulations section 1.368-1(d) and will not dispose of more than fifty percent (50%) of the fair market value of its assets for the purpose of satisfying investment objectives of the corresponding Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund.

                  5. At the time of the Transactions, the adjusted income tax basis and the fair market value of the assets to be transferred by each Transferor Fund to the corresponding Surviving Fund will each equal or exceed the sum of the liabilities to be assumed by such Surviving Fund or to which such transferred assets are subject.

                  6. At the time of the Transactions, there will be no plan or intention by the shareholders of any Transferor Fund who own five percent (5%) or more of the Transferor Fund's stock and, to the best of the knowledge of the management of Trust, no plan or intention on the part of the remaining shareholders of the Transferor Fund, to sell, exchange or otherwise dispose of a number of shares of the corresponding Surviving Fund's stock to be received in the Transactions that would reduce the Transferor Fund shareholders' ownership of Surviving Fund stock to a number of shares having a value, as of the time of the Transactions, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Transferor Fund immediately prior to the Transactions. For purposes of this assumption, (a) shares of the Transferor Fund surrendered by dissenters will be treated as outstanding Transferor Fund stock immediately prior to the Transactions, and (b) shares of the Transferor Fund and the


                                       -2-
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Surviving Fund held by Transferor Fund shareholders and otherwise sold, redeemed or disposed of in anticipation of the Transactions, or subsequent to the Transactions pursuant to a plan or intention that existed at the time of the Transactions, also will be taken into account.

                  7. No Transferor Fund is or will be under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any Federal or State court.

                  8. The liabilities of each Transferor Fund that will be assumed by the corresponding Surviving Fund and the liabilities, if any, to which the transferred assets will be subject were incurred by the Transferor Fund in the ordinary course of its business.

                  9. The Transactions have been proposed for the purposes set forth in the Combined Proxy Statement/Prospectus, a draft of which is part of the Registration Statement being filed this day with the SEC.

                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                                  Very truly yours,


                                                  ARROW FUNDS


                                                  By: /s/ Charles L. Davis, Jr.
                                                        ------------------------
                                                      Title: Vice President &
                                                             Asst. Treasurer

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